Execution Copy ny-2653039.8 SEPARATION, WAIVER AND RELEASE OF CLAIMS AGREEMENT This Confidential Separation, Waiver and Release of Claims Agreement and Exhibits hereto (“Separation Agreement”), by and between Axogen Corporation (“Axogen” or the “Company”), and Peter J. Mariani, an individual (“Employee”) (individually known as a “Party” and collectively known as the “Parties”), provides for the terms of the separation of Employee’s employment with the Company and the release by Employee of all actual or potential claims arising out of his employment, including the termination of his employment with the Company. WHEREAS the Employee’s employment with the Company will end no later than December 22, 2023 (the “Separation Date”) and the Company and the Employee are desirous of amicably ending the employment relationship and waive all claims that Employee has or claims to have against Axogen, including any and all issues and claims surrounding or involving Employee’s employment at and separation from employment with Axogen. WHEREAS the Company and Employee are Parties to the Amended and Restated Employment Agreement (the “Employment Agreement”) dated November 1, 2020 attached as Exhibit A; WHEREAS, Employee and the Company also entered into a Confidentiality, Intellectual Property, Non-Competition and Non-Solicitation Agreement dated November 1, 2020 (the “Restrictive Covenant Agreement”) attached as Exhibit B; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Separation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee, intending to be legally bound, hereby agree as follows: 1. Recitals. The above recitals are true and correct and adopted as if fully set forth herein. 2. Separation. Employee’s employment with the Company will end on the Separation Date unless otherwise agreed to by the Parties in writing. As of the Separation Date, Employee hereby resigns all board and officer positions Employee holds with the Company and its affiliates and agrees to execute any documentation necessary to effectuate such resignations. a. Separation Package. The Company agrees to provide Employee, in accordance with and in full satisfaction of any post-termination compensation or benefits entitlements in the Employment Agreement, the “Separation Package” set forth in this Section 2(a): i. Lump Sum Payment. A lump sum payment in the amount of Four Hundred Seventy-Two Thousand Nine Hundred Ninety-Nine and 54/100 Dollars ($472,999.54), equivalent to twelve (12) month’s of Employee’s base pay. DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

2 ny-2653039.8 ii. Bonus Equivalent Payment. The Company will pay Employee an amount equal to 100 % of any bonuses or commissions paid to Employee during the year prior to Employee’s termination of employment in the amount of Sixty- Thousand Four Hundred Thirty-Seven and 83/100 Dollars ($60,437.83). iii. COBRA Continuation. Employee’s participation in all Company-paid employee benefit plans will cease as of the Separation Date unless Employee elects to continue his group health insurance coverage pursuant to the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Employee and his dependents covered under the Company’s group health insurance plan will be provided with notice of COBRA rights and COBRA election forms. If Employee elects continuation coverage under COBRA, the Company shall pay the premiums for the Employee and the Employee’s covered dependents for the first twelve (12) months of the COBRA continuation period or until such time as the Employee obtains new employment that provides reasonable and comparable health care coverage (including without limitation coverage of dependents), whichever period is shorter. Employee has the duty to immediately notify the Company, in writing, if Employee obtains new employment that provides reasonable and comparable health care coverage. If the Employee does not obtain new employment that provides reasonable and comparable healthcare coverage, after the initial twelve (12) month period, the Employee may elect to continue his COBRA coverage at his own expense. iv. Consulting Arrangement. The Company shall engage Employee as a consultant for the period commencing on the Separation Date and ending on the first anniversary of the Separation Date or such earlier date the Company terminates the consulting relationship for Cause (the “Consulting Period”). During the Consulting Period, (A) Employee shall be available to perform up to ten hours per week of consulting services as requested by the Company and (B) the Company will pay Employee a monthly fee of $25,000 (the “Consulting Fee”), paid on the first (1st) business day of each month for that calendar month, reported on an IRS Form 1099-MISC, provided that the first (1st) month of the Consulting Fee will be paid as promptly as possible following the Effective Date. Employee shall be solely responsible for all federal, state, and local taxes with respect to the Consulting Fee. During the Consulting Period, Employee shall be an independent contractor of the Company and shall not be entitled, and hereby waives any right, to participate in any benefit plans, policies or programs of the Releasees. For the avoidance of doubt, Employee shall not be entitled to any equity awards or equity vesting during the Consulting Period. The Company may terminate the Consulting Period at any time for Cause. “Cause” means Employee’s (1) breach of this Agreement or any other agreement between the Parties, (2) provision of services to or affiliation DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

3 ny-2653039.8 with Neuraptive, Checkpoint, Integra, MiMedx, or Biocircuit, (3) commission of or plea of no contest to a felony or crime of morale turpitude, (4) engagement in any conduct reasonably likely to reflect poorly upon the Company or to result in reputational or economic harm to the Company, or (5) breach of any legal duty owed to the Company. v. D&O Tail Coverage. Employee shall receive coverage under the Company’s director’s and officer’s insurance in accordance with the terms, conditions and limitations of such insurance policy in effect at the Company from time to time. vi. Equity Awards. Employee acknowledges and agrees that: 1. As of the Separation Date, Employee has 298,319 options that are vested, which shall be exercisable until the earlier of (x) the expiration of the ninety-day period immediately following the last day of the Consulting Period or (y) the Expiration Date of the option (as defined in the applicable award agreement). The 298,319 vested options include the following specific grants: a. 110,000 stock options with an exercise price of $8.95 per share, granted to the Employee on December 29, 2016. b. 45,000 stock options with an exercise price of $27.00 per share, granted to the Employee on December 18, 2017. c. 41,800 stock options with an exercise price of $19.17 per share, granted to the Employee on December 27, 2018. d. 37,625 stock options with an exercise price of $8.61 per share, granted to the Employee on March 16, 2020. e. 38,125 stock options with an exercise price of $20.91 per share, granted to the Employee on March 16, 2021. f. 25,769 stock options with an exercise price of $10.25 per share, granted to the Employee on March 16, 2022. 2. In accordance with the terms of the performance-based restricted stock unit agreement dated March 16, 2022 between the Company and Employee (the “PSU Award Agreement”), the portion of the performance stock units granted pursuant to the PSU Award Agreement that vest will be based on the calendar years during the performance period set forth therein that were completed prior to the Separation Date and the Company’s actual achievement of the applicable performance goals, as provided in Exhibit A to the PSU Award Agreement. In accordance with the terms and conditions of the PSU Award Agreement and the Company’s Amended and Restated 2019 Long Term Incentive Plan (the “Plan”), the Board of Directors will determine the number of vested performance stock units that are held by Employee and that are ultimately settled. Vested performance stock units shall be settled upon the DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

4 ny-2653039.8 completion of the applicable performance period in accordance with the terms of the Plan and the PSU Award Agreement. 3. All Company equity awards, including all stock options, restricted stock units and performance stock units held by Employee that are unvested as of the Separation Date shall be forfeited for no consideration. As of the Separation Date, Employee holds no other vested Company equity awards other than those set forth in items 1 and 2 of this Section 2.a.vi above. vii. No Other Payments/Vested Benefits. Employee acknowledges and agrees that, except for accrued salary, including accrued paid time off, owing through the Separation Date and the Separation Package and Consulting Fee, he is not entitled to any other salary, compensation, benefits, bonuses or perquisites from the Company. viii. Payment. Other than the payments in Section 2.a.iv., the payments will be subject to usual and customary tax withholdings and deductions (i.e., federal, state, social security, and Medicare taxes). The Separation Package set forth in sections Section 2.a. i. and 2.a.ii. above shall be paid in lump sum on the first payroll date following the 60th date after the Separation Date, provided Employee does not revoke the Separation Agreement in accordance with Paragraph 10 below, provided, however, that if such time period spans two (2) calendar years, the payments will be paid entirely in the second calendar year. b. Return of Company Property. Employee acknowledges that he will return all Company property by January 12, 2024, including, in good condition and without limitation, any company-issued equipment, any keys and security and credit cards, all products, product samples, computers, cellular phones and other electronic devices; and all customer and account files, price lists, product information, training manuals, advertising and promotional materials, handbooks and policies (in physical or electronic format) documents, papers, files, data, correspondence, memoranda, reports, manuals, notes, records, customer lists, marketing or sales goals or plans, furniture, and all electronic files. Employee additionally agrees to retain no copies, whether in hard copy or electronic format, of any Company documents, papers, either complete or partial, any files, data, correspondence (except related specifically to his employment), memoranda, reports, manuals, notes, records, customer lists, or marketing or sales goals or plans, confidential information, trade secrets or materials in the Employee’s control or possession as defined in the Employment Agreement (Exhibit A) and Restrictive Covenant Agreement (Exhibit B). Employee will be required to execute a Certificate Of Return Of Property And Confidential Information once all company property as defined herein, has been returned. (Exhibit C). Employee will only be subject to the Company’s insider trading policy during the Consulting Period to the extent Employee continues to receive confidential information from the Company during such period. Employee agrees he has made no claims of sexual discrimination or harassment and therefore neither party believes the Tax Cuts and Jobs Act of 2017 Section 162(q) is applicable to DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

5 ny-2653039.8 this release. Nevertheless, Employee agrees the Company has not made any representations to him regarding the legal tax consequences of any funds received pursuant to this Separation Agreement. Employee agrees to pay any federal or state taxes remaining due which may be required to be paid with respect to this amount and agrees to indemnify and hold the Company harmless for any tax liability whatsoever. The benefits under this Separation Agreement are intended to fall within the separation pay exception to Internal Revenue Code Section 409A as described in Treasury Regulation Section 1.409A-1(b)(9). To the extent that benefits under this Separation Agreement are or become subject to Code Section 409A, the Separation Agreement shall be interpreted and construed to the fullest extent allowed under Code Section 409A and the applicable regulations and other guidance thereunder to satisfy the requirements of an exception from the application of Code Section 409A or, alternatively, to comply with such Code Section and the applicable regulations and other guidance thereunder, and to avoid any additional tax thereunder. To the extent compliance with the requirements of Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision) is necessary to avoid the application of an additional tax under Code Section 409A to payments due to Employee upon or following his separation from service, then notwithstanding any other provision of this Separation Agreement, any such payments that are otherwise due within six (6) months following Employee’s separation from service will be deferred without interest and paid to Employee in a lump sum immediately following that six (6) month period as set forth in the Employment Agreement attached as Exhibit A. 3. Release of the Company. In exchange for the promises described in Paragraph 2 a above, Employee, for himself, his heirs, relatives by blood and marriage, executors, beneficiaries, administrators, successors, assigns and trustees, hereby releases and discharges the Company, each of its affiliates, and the agents, representatives, directors, board members, employees, officers, successors, assigns and attorneys of either the Company or any of its affiliates (collectively, “Releasees”), and all persons acting by, through, under, or in concert with any of the Releasees, from any and all actions, causes of action, suits, debts, claims, liabilities and demands of any nature, at law or in equity, that he has ever had or now has, from the beginning of time to the Effective Date of this Separation Agreement, by reason of any matter, cause or thing, whether actual or potential, whether known or unknown, whether suspected or unsuspected, whether specifically mentioned in this Separation Agreement or not, that may exist or might be claimed to exist or that may in the future arise by reason of any association or relationship among the parties prior to the Effective Date. This discharge and release includes, without limitation, the following: Claims arising out of or relating to Employee’s employment relationship with the Company or the termination of that relationship and claims involving any actual, compensatory or punitive damages or continuing or future effects arising out of or resulting from any actions or practices that took place or arose before the Effective Date of this Separation Agreement; Claims arising from any alleged violation by the Company or any other of the Releasees of any federal, state or local statutes, regulations, ordinances or common laws, including the Fair Labor Standards Act, the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, The Rehabilitation Act of 1973, The Family Medical Leave Act (“FMLA”), the Americans DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

6 ny-2653039.8 with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, The Health Insurance Portability and Accountability Act, The Occupational and Safety Health Act, The Equal Pay Act, The Uniformed Services Employment and Re-employment Act of 1994, Executive Orders 11246 and 11141, The Sarbanes-Oxley Corporate Reform Act of 2002, 15 U.S.C. 7201, et seq., any state law, including any claim or violation under the Florida Civil Rights Act of 1992, the Florida Private Whistleblower Act, the Florida Equal Pay Act, claims under Florida’s Workers Compensation Anti-Retaliation Provision, Florida’s Wage Rate Provision, Florida Minimum Wage, Annual Wage Adjustment, Florida’s Attorney’s Fees Provision for Successful Litigations in Suits for Unpaid Wages, including all amendments thereto; and claims for attorneys’ fees, legal expenses or costs pursuant to any of these statutes or any other basis; Claims arising out of or related to an express or implied employment contract or a covenant of good faith and fair dealing; Tort claims, whether common law or statutory, federal or state; and Claims for wages, bonuses, benefits, salary continuation, severance pay, perquisites, monetary or equitable relief, or attorneys’ fees. Without waiving any prospective rights under the FMLA, Employee admits that Employee has received from the Company all rights and benefits, if any, potentially due to Employee pursuant to the FMLA. Similarly, Employee expressly acknowledges that the Company has paid Employee in full for all wages due, and no outstanding claims or charges are pending under the FLSA or other laws. The parties intend to release all claims which can legally be released, but no more than that. By entering into this Separation Agreement, it is Employee’s intent to waive and release all claims and potential claims against the Releasees, save and except a claim against the Company for unemployment benefits. Except as otherwise provided in this Separation Agreement and exhibits hereto, Employee will not initiate any action against the Company or any of the Releasees to assert any such claims. If any claims are asserted by Employee or on his behalf by any third party, Employee hereby waives his right to damages of any kind in connection with the assertion of such claim or claims. Employee further will indemnify and hold the Company and the other Releasees harmless from and against any and all losses, costs, judgments, damages, or expenses, including attorneys’ fees and expert fees, incurred by it or them in defense, should Employee or any third party on behalf of Employee assert any claim or cause of action that has been discharged and released by virtue of the release and discharge set forth above. Notwithstanding the foregoing, the release and discharge set forth in this Paragraph 3 is not intended to and does not apply to any claims for breach of this Separation Agreement. 4. Administrative Claims. Nothing in this Separation Agreement shall be interpreted or applied in a manner that affects or limits Employee’s otherwise lawful ability to bring an administrative charge with, to participate in an investigation conducted by, or to participate in a proceeding involving the U.S. Equal Employment Opportunity Commission, National Labor Relations Board or other comparable state or local administrative agency. DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

7 ny-2653039.8 However, Employee specifically agrees that the consideration provided to him in this Separation Agreement represents full and complete satisfaction of any monetary relief or award that could be sought or awarded to him in any administrative action (including any proceedings before the U.S. Equal Employment Opportunity Commission or other comparable state or local agency) arising from events related to his employment with Company or the termination thereof. Notwithstanding the foregoing, nothing in this Separation Agreement shall restrict Employee’s ability to receive any benefit, award, or remedy to which Employee is or becomes entitled to pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable whistleblower law that prohibits waiver of such right. Additionally, nothing in this Separation Agreement shall be interpreted or applied in a manner that affects or limits Employee’s ability to challenge this Separation Agreement’s compliance with notice and time-period requirements of the ADEA. 5. Medicare/Medicaid Treatment. Employee affirms, covenants, and warrants that Employee has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Releasees under which the Releasees could be liable for medical expenses incurred by Employee before or after the execution of this Separation Agreement. Furthermore, Employee is aware of no medical expenses that Medicare has paid and for which the Releasees are or could be liable now or in the future. Employee agrees and affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist. 6. Other Complaints, Charges, etc. Employee represents that he has not filed any complaints, claims, actions, or charges against the Company or Releasees with any state, federal, or local agency (excluding the Securities and Exchange Commission or FINRA) or court; that he knows of no facts which may lead to any complaints, claims, actions, or charges against the Company or Releasees in or through any state, federal, or local agency or court; and that he has not made the Company aware of any facts which may lead to any complaints, claims, actions, or charges against the Company or Releasees in or through any state, federal, or local agency or court. 7. Cooperation. Employee agrees that he will make himself available for consultation and assistance in investigating and resolving any issues arising out of Employee’s employment with or employment termination from the Company. To the extent that any legal matters arise that are in any way related to Employee’s employment with the Company and require Employee’s involvement in order to be appropriately resolved, Employee agrees to cooperate fully with the Company, upon the Company’s request, in the resolution of such matter. Should it become necessary for Employee to provide consultation or assistance in person, the Company will pay any reasonable costs associated with requiring him to travel to the Company or elsewhere for such consultation or assistance. 8. Nondisclosure. Employee will not disclose or cause to be disclosed in any way any information or documents relating to the operations of the Company or any of its affiliates, including, without limitation, any trade secrets, proprietary or confidential information as set forth more fully in the Restrictive Covenant Agreement, or the facts and circumstances giving rise to this Separation Agreement, except for the purpose of enforcing this Separation Agreement or as DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

8 ny-2653039.8 may otherwise be required by law. Notwithstanding the above, nothing in this Separation Agreement is intended to prohibit good faith reporting of possible violations of applicable law or regulation to any government agency or entity, or in making disclosures where such disclosures are protected under applicable law or regulation. 9. Non-admission of Liability. Employee acknowledges and agrees that the Company’s offer of this Separation Agreement and the payments outlined in Paragraph 2 are in no way an admission by the Company that it (or any of its Releasees) has any obligation or liability to Employee. 10. Right To Consider Agreement/ADEA/OWBPA. Employee acknowledges and agrees that: (a) Employee has carefully read the Separation Agreement; (b) Employee understands and voluntarily, of Employee’s own free will, agrees to all of the terms set forth in the Separation Agreement, and knowingly and voluntarily intends to be legally bound by the same; (c) Employee is advised in this writing that Employee may consult with a legal counsel of Employee’s choice regarding this Separation Agreement and its effects, and has had the opportunity to so consult; (d) Employee has a full twenty-one (21) days within which to consider this Separation Agreement before executing it and agrees that any changes to this Separation Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period (e) If Employee signs this Separation Agreement prior to the expiration of the twenty-one (21) day period, Employee does so voluntarily and thereby waives the remainder of the twenty-one (21) day period; (f) Employee understands that by signing this Separation Agreement, Employee am giving up certain rights, including, but not limited to, any and all claims under the Age Discrimination in Employment Act of 1967; (g) Employee has not been forced or pressured in any way to sign this Separation Agreement; (h) Employee knowingly and voluntarily releases the Releasees from any and all claims Employee may have, known or unknown, in exchange for the monetary and other benefits Employee will obtain by signing this Separation Agreement, and Employee acknowledges that these benefits are in addition to any benefits that Employee would have otherwise received if Employee did not sign this Separation Agreement; (i) Employee understands that Employee may revoke this Separation DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

9 ny-2653039.8 Agreement at any time within seven (7) days following the date Employee signed it (“Revocation Period”) by providing written notification to Marc Began, Executive Vice President and General Counsel 111 West Oak Ave, Suite 500 Tampa, FL 33602 and that the Separation Agreement shall not become effective or enforceable until the Revocation Period has expired. Employee understands and agrees that the Company will not be required to provide the consideration set forth in this Separation Agreement if this Separation Agreement is revoked; and (j) Employee understands that any rights or claims that may arise after the date this Separation Agreement is executed are not waived. The effective date of this Separation Agreement (the “Effective Date”) will be the eighth day after Employee signs it, provided he has not revoked his acceptance and further provided that it has not been revoked by the Company prior to him signing it. The Company will not be obligated to make any payment or take any action as required by this Separation Agreement until it becomes fully effective. Should Employee revoke his acceptance, this Separation Agreement will not be effective or enforceable in any respect and Employee will not receive the benefits provided for in Section 2(a) above. Should Employee not accept the terms of this Separation Agreement by signing and returning this Separation Agreement to the Company by the 22nd day after the presentation date, the offers of the Company set forth in this Separation Agreement will be revoked. 11. Non-disparagement. Employee shall not at any time make any voluntary statement of any kind, or make any untrue statement while under any compulsory legal process, that is calculated to, or that foreseeably will, damage the business or reputation of the Company, any of its affiliates, or any of their respective directors, officers or employees. Notwithstanding the above, nothing in this Separation Agreement is intended to prohibit good faith reporting of possible violations of applicable law or regulation to any government agency or entity, or in making disclosures where such disclosures are protected under applicable law or regulation. The Company will direct the Board of Directors and Company employees at the level of vice president or above not to disparage Employee as long as they are engaged or employed by the Company. 12. Section 409A. Notwithstanding any provision of this Separation Agreement to the contrary, this Separation Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder (“Section 409A”) or an exemption therefrom, and the terms of this Separation Agreement shall be constructed and interpreted accordingly; provided, however, that the Company, the Company’s affiliates, and their respective employees, officers, directors, agents and representatives (including, without limitation, legal counsel) shall not have any liability to Employee with respect to any taxes, penalties, interest or other costs or expenses Employee or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, no payments will be due to Employee under this Separation Agreement which are payable upon Employee’s termination of employment until Employee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. To the extent required in order to avoid DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

10 ny-2653039.8 accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Separation Agreement during the six-month period immediately following Employee’s termination of employment shall instead be paid on the first business day after the date that is six months following Employee’s termination of employment (or within thirty (30) days of Employee’s death, if earlier). In addition, for purposes of this Separation Agreement, each amount to be paid or benefit to be provided to Employee pursuant to this Separation Agreement shall be construed as a separate identified payment for purposes of Section 409A. With respect to expenses eligible for reimbursement or in-kind benefits under the terms of this Separation Agreement, (i) the amount of such expenses eligible for reimbursement or in-kind benefits provided in any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits provided in another taxable year, (ii) any reimbursements or in-kind benefits shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, (iii) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Separation Agreement), and (iv) Employee’s right to have the Company pay or provide such reimbursements or in-kind benefits may not be liquidated or exchanged for any other benefit except, in each case, to the extent that the right to reimbursement or in-kind benefits does not provide for a “deferral of compensation” within the meaning of Section 409A. 13. Clawback Policy. All payments and benefits provided by the Company to Employee pursuant to his employment with the Company, including payments and benefits provided pursuant to the Employment Agreement, the equity award agreements and as provided herein, will be subject to recoupment in accordance with any clawback policy of the Company adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, Employee agrees that he shall promptly return to the Company all amounts received by him as part of the Severance Package in the event he breaches the Restrictive Covenant Agreement in any material respect (without limiting the Company’s ability to obtain all other legal and equitable remedies for such breach). 14. Entire Agreement. This Separation Agreement and exhibits hereto contain all of the terms and conditions agreed upon by the parties with respect to the termination of Employee’s employment and supersedes any prior agreements or understandings between them concerning the subject matter of this Separation Agreement, including, without limitation, any severance pay or salary continuation plan. However, nothing in this Separation Agreement in any way impacts or supersedes the obligations set forth in the Employment Agreement (attached hereto as Exhibit A) and to the Restrictive Covenant Agreement (attached hereto as Exhibit B) which shall remain in full force and effect. Any modifications to this Separation Agreement must be in writing and signed by both parties. 15. Counterparts. This Separation Agreement may be executed in counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

11 ny-2653039.8 16. Assignment and Successorship. This Separation Agreement, and the rights and obligations of the Company hereunder, may be assigned by the Company and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of the Company’s successors in interest or nominees. This Separation Agreement, and the rights and obligations Employee has hereunder, may not be assigned by Employee. The release in this Separation Agreement is binding on Employee’s heirs, executors, administrators, successors, and assigns. 17. Governing Law. This Separation Agreement and exhibits hereto and all transactions contemplated by this Separation Agreement shall be governed by and enforced in accordance with the internal laws of the state of Florida, without regard to principles of conflicts of laws. 18. Jurisdiction and Venue. The Parties acknowledge that a substantial portion of negotiations anticipated performance and execution of this Separation Agreement and the attached exhibits occurred or shall occur in Hillsborough County, Florida, and the Parties irrevocably and unconditionally (a) agree that any suit, action or legal proceeding arising out of or relating to this Separation Agreement or exhibits hereto, shall be brought in the courts of record of the state of Florida in Hillsborough County or the US District Court for the Middle District of Florida, Tampa Division; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive any objection which they may have to the venue of any such suit, action or proceeding in any of such courts. 19. Severability. The provisions of this Separation Agreement are severable and independent, and if any word, phrase, clause or sentence of it is found to be illegal or unenforceable for any reason, the balance of the Separation Agreement will remain in full force and effect. [SIGNATURE PAGE FOLLOWS] DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

12 ny-2653039.8 IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement as of the dates set forth below. AXOGEN Date: ___________________ By: ________________________________ Name: ______________________________ Title: _______________________________ Date: ___________________ ____________________________________ Peter J. Mariani/Employee Signature DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112 1/5/2024 EVP and General Counsel Marc Began 1/5/2024

13 ny-2653039.8 EXHIBIT A AMENDED AND RESTATED EMPLOYMENT AGREEMENT DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

14 ny-2653039.8 Exhibit B Confidentiality, Intellectual Property, Non-Competition And Non-Solicitation Agreement DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

15 ny-2653039.8 EXHIBIT C CERTIFICATE OF RETURN OF PROPERTY AND CONFIDENTIAL INFORMATION The undersigned certifies, pursuant to the Separation Agreement with AxoGen Corporation (“AXOGEN”) dated January ___ 2024, that he has returned to AXOGEN all property and Confidential Information (as defined in the Separation Agreement) belonging to AXOGEN or any of its affiliates and has not retained any copies thereof in any form. EMPLOYEE: Signature Printed Name Dated: DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

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DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign Envelope ID: 315DF7BA-E9B2-411D-B838-7B7655B96112

DocuSign

Certificate Of Completion

Envelope Id: 315DF7BAE9B2411DB8387B7655B96112 Status: Completed

Subject: Complete with DocuSign: Separation Agreement (P. Mariani).pdf, Pete Mariani Executive Employmen...

Source Envelope:

Document Pages: 39	Signatures: 2	Envelope Originator:
Certificate Pages: 5	Initials: 0	Patti Havens
AutoNav: Enabled		13631 Progress Blvd Suite 400
EnvelopeId Stamping: Enabled		Alachua, FL 32615
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		phavens@axogeninc.com
		IP Address: 70.127.228.127

Record Tracking

Status: Original 1/5/2024 1:49:08 PM	Holder: Patti Havens phavens@axogeninc.com	Location: DocuSign

Signer Events	Signature	Timestamp
Pete Mariani pete.mariani@gmail.com Security Level: Email, Account Authentication (None)	DocuSigned by: F627D759F6D84B3... Signature Adoption: Drawn on Device Using IP Address: 174.141.148.52	Sent: 1/5/2024 1:56:45 PM Viewed: 1/5/2024 1:57:28 PM Signed: 1/5/2024 1:59:57 PM
Electronic Record and Signature Disclosure: Accepted: 1/5/2024 1:57:28 PM ID: 8283a33f-fd86-44ce-9323-2c997bb762da		
Marc Began mbegan@axogeninc.com EVP and General Counsel Security Level: Email, Account Authentication (None)	DocuSigned by: Marc Began C933FF428C3A412... Signature Adoption: Pre-selected Style Using IP Address: 35.145.214.164	Sent: 1/5/2024 1:59:59 PM Viewed: 1/5/2024 2:00:50 PM Signed: 1/5/2024 2:02:14 PM
Electronic Record and Signature Disclosure: Accepted: 1/5/2024 2:00:50 PM ID: 929a70ab-1cdd-41f2-96c6-e840f1dcce58		

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Bernadette Cruz bcruz@axogeninc.com Human Resources Business Partner Axogen Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Not Offered via DocuSign	COPIED	Sent: 1/5/2024 2:02:16 PM Viewed: 1/5/2024 2:02:46 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	1/5/2024 1:56:46 PM
Certified Delivered	Security Checked	1/5/2024 2:00:50 PM
Signing Complete	Security Checked	1/5/2024 2:02:14 PM
Completed	Security Checked	1/5/2024 2:02:16 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, Axogen, Inc (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Electronic Record and Signature Disclosure created on: 4/15/2020 11:42:50 AM Parties agreed to: Pete Mariani, Marc Began

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact Axogen, Inc: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by email send messages to: kbrady@axogeninc.com To advise Axogen, Inc of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at kbrady@axogeninc.com and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from Axogen, Inc To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to kbrady@axogeninc.com and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with Axogen, Inc To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to kbrady@axogeninc.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify Axogen, Inc as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by Axogen, Inc during the course of your relationship with Axogen, Inc.